Exhibit 4.5
AMENDMENT OF REGISTRATION RIGHTS
Cardica, Inc.
c/o Cooley Godward Kronish llp
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306
Attn: Danielle E. Reed, Esq.
     Re: Registration on Form S-3
Ladies and Gentlemen:
Reference is made to that certain Amended and Restated Investors Rights Agreement, dated August 19, 2003, as the same may be amended to date, by and among Cardica, Inc. (the “Company”), the undersigned and certain other stockholders of the Company (the “Rights Agreement”). All capitalized terms used and not otherwise defined herein have the same meanings given them in the Rights Agreement.
1.      The Company has informed the undersigned that the Board of Directors of the Company has authorized the filing with the Securities and Exchange Commission of a registration statement on Form S-3 for the purpose of registering $40,000,000 of shares (the “Company Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”), for sale by the Company and 2,579,795 shares of Common Stock for sale by Guidant Investment Corporation (the “Guidant Investment Shares,” and together with the Company Shares, the “Securities”), under the Securities Act of 1933, as amended (the “Act”), and providing for the issuance and sale of the Securities under either or both of Rule 415 and Rule 430A under the Act, including any abbreviated registration statement pursuant to Rule 462(b) of the Act as is appropriate to increase the amount of Securities to be sold in an offering or offerings of Securities (the “Registration Statement”).
Pursuant to the Rights Agreement, the undersigned holders of Common Stock would be entitled (subject to the restrictions set forth in the Rights Agreement) to include in such registration all or a portion of the Registrable Securities held by them.
2.      Pursuant to the Rights Agreement, the undersigned hereby amend Section 2.3 of the Rights Agreement to add the following immediately after “Special Registration Statements”:
“and, other than with respect to Guidant Investment Corporation, the registration statement on Form S-3 proposed to be filed by the Company in October 2007 for the purpose of registering $40,000,000 of shares (the “Company Shares”) of the Company’s Common Stock for sale by the Company and 2,579,795 shares of the Company’s Common Stock for sale by Guidant Investment Corporation (the “Guidant Investment Shares,” and together with the Company Shares, the “Securities”) under the Securities Act, and providing for the issuance and sale of the Securities under either or both of Rule 415 and Rule 430A under the Securities Act, including any abbreviated registration statement pursuant to Rule 462(b) of the Securities Act as is appropriate to increase the amount of Securities to be sold in an offering or offerings of Securities (the “Registration Statement”), with Guidant Investment Corporation and the Guidant Investment Shares having all rights and obligations under the Agreement in connection with the inclusion of the Guidant Investment Shares in the Registration Statement pursuant to Section 2.3”.
3.      The undersigned understand and acknowledge that pursuant to Section 2.11 of the Rights Agreement, any provision of Section 2 of the Rights Agreement may be amended with the consent of the
Amendment of Registration Rights

Company and the holders of a majority of the Registrable Securities outstanding. The undersigned understand and acknowledge that the Company has consented to the amendment set forth herein.
4.      The undersigned understand that the Company will proceed with the Registration Statement in reliance on this Amendment.
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Amendment of Registration Rights

AMENDMENT OF REGISTRATION RIGHTS
     Each of the undersigned has executed this Amendment of Registration Rights as of the date set forth below.

Very truly yours,

Dated:	October 12, 2007	Sutter Hill Ventures, a California Limited Partnership

		By:	/s/ William H. Younger, Jr.

		Print Name:	William H. Younger, Jr.

		Print Title:	Managing Director of General Partner

Dated:	October 12, 2007	Sutter Hill Entrepreneurs’ Fund (AI), L.P.

		By:	/s/ William H. Younger, Jr.

		Print Name:	William H. Younger, Jr.

		Print Title:	Managing Director of General Partner

Dated:	October 12, 2007	Sutter Hill Entrepreneurs’ Fund (QP), L.P.

		By:	/s/ William H. Younger, Jr.

		Print Name:	William H. Younger, Jr.

		Print Title:	Managing Director of General Partner

Dated:	October 12, 2007	Allen & Company Incorporated

		By:	/s/ Peter DiIorio

		Print Name:	Peter DiIorio

		Print Title:	General Counsel and VP

Amendment of Registration Rights

AMENDMENT OF REGISTRATION RIGHTS
     Each of the undersigned has executed this Amendment of Registration Rights as of the date set forth below.

Very truly yours,

Dated:	October 15, 2007	Guidant Investment Corporation

		By:	/s/ Lawrence J. Knopf

		Print Name:	Lawrence J. Knopf

		Print Title:	VP and Asst. General Counsel

Amendment of Registration Rights